Form C

Cover Page

Name of issuer:

Community Ventures

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 11/15/2008

Physical address of issuer:

4388 Lorren Drive
Fremont CA 94536

Website of issuer:

http://c-ventures.org

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☑ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

100,000

Price:

$1.00

Method for determining price:

Face value

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

11/7/2016

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

0

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$61,130.00	$125,189.00
Cash & Cash Equivalents:	$57,805.00	$121,864.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$107,215.00	$359,752.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Community Ventures

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Mark Mcleod	retired	N/A	2009
Jenny Kassan	Attorney	self	2009
William Stern	teacher	L.A. Unified School District	2009

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Mark Mcleod	Secretary	2009
Mark Mcleod	Treasurer	2009
Jenny Kassan	President	2009

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Notes are not secured by any collateral, nor are the Notes guaranteed or insured by the FDIC or any other entity. Our ability to pay interest or repay principal depends solely on the success of the investees of the Force for Good Fund and their ability to meet their obligations to us.

There is no secondary market for the Notes, nor is a public market expected to develop. Therefore you may be required to retain the Note even under circumstances where it is economically undesirable to do so. You should invest in the Notes only if you have independent means for providing for your current and future needs and contingencies.

The Notes have not been submitted to any rating agency to obtain an opinion or rating of the risk of timely collection of principal and interest.

All decisions with respect to the management of the Force for Good Fund will be made exclusively by Community Ventures. Investors have no right to take part in the management of the fund or to vote on any matters affecting the fund, including the election of directors. Accordingly, you should not invest in the Notes unless you are willing to entrust all aspects of the management of the fund to Community Ventures.

All of the interest you earn on the Notes will be taxable income to you. No representation or warranty of any kind is made by Community Ventures or the officers, directors, or counsel to Community Ventures, or any other professional advisors thereto with respect to any tax consequences of any investment in the Notes. EACH PROSPECTIVE INVESTOR SHOULD SEEK THE INVESTOR'S OWN TAX ADVICE CONCERNING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES.

Any continued future success that the Force for Good Fund might enjoy will depend upon many factors, including factors beyond our control and/or which cannot be predicted at this time. These factors may include but are not limited to changes in general economic conditions; increases in operating costs; and Community Ventures' ability to obtain grants and donations to cover its operating costs. These conditions may have a material adverse effect upon our ability to meet our obligations under the Notes.

Much of the fund's success depends on the skills, experience, and performance of its key persons. We currently do not have a firm plan fully detailing how to replace any of these persons in the case of death or disability. Our success also depends on our ability to recruit, train, and retain qualified personnel. The loss of the services of any of the key members of senior management, other key personnel, or the inability to recruit, train, and retain senior management or key personnel may have a material adverse effect on our ability to meet our obligations under the Notes.

No assurance can be given that an investor will realize a substantial return on investment, or any return at all, or that an investor will not lose a substantial portion or all of the investment.

We will have significant flexibility in applying the proceeds of this offering. Our failure to apply such funds effectively could have a material adverse effect on our ability to meet our obligations under the Notes.

Our ability to continue to operate depends on our maintenance of tax-exempt status under Section 501(c)(3) of the Internal Revenue Code. Loss of this status would have a significant negative impact on our operations. It is possible that the IRS could determine that our activities no longer meet the requirements for continued tax-exempt status. This would have a material adverse effect on our ability to meet our obligations under the Notes.

Neither the Securities and Exchange Commission nor any state securities regulatory body has reviewed this offering.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: The funds will be used to invest in Best for the World companies.

If we raise: **$1,000,000**

Use of Proceeds: The funds will be used to invest in Best for the World companies.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. **The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.**

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Revenue based promissory note with minimum 2.5% annual interest; 95% of fund proceeds paid to investors for 8 years. See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may only be modified with the written consent of both parties.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
				No
Common Stock	0			No
Debt Securities			Choose	No
Other				
				No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

There is no cap on the amount of these notes that can be offered. Investors share in the proceeds of the Force for Good Fund. Therefore it is possible that the returns could be diluted as more funds are raised. However, it is expected that the proceeds from the fund will increase as the size of the fund increases. There is no guarantee that this will be the case.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

This is the only class of security issued by the Issuer.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

The board of directors of the company has the absolute right to make decisions that could affect the success of the fund. The company is a nonprofit and therefore has no shareholders.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The notes are being offered at face value.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

N/A

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

The board of directors has the absolute right to make decisions with respect to the assets of the company. It is possible that the board could make a decision that has negative consequences for the fund and therefore for investors in the notes. Because the company is exempt from tax under Section 501(c)(3), there are significant limitations on the ability of the board of directors to approve any transaction that would provide a private benefit to a third party, especially if such party is a related party.

24. Describe the material terms of any indebtedness of the issuer:

None

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Community Ventures is a California public benefit corporation that has been in existence for 7 years. Its primary activity involves fiscally sponsoring projects and programs designed to increase community resilience and wealth.

To date, most of Community Ventures' revenues have come from grants, donations, and service contracts.

These funds are used to contract with program managers to carry out various charitable and educational activities. Community Ventures retains a percentage of funds to cover its administrative expenses.

Community Ventures expects to continue to fiscally sponsor a very limited number of programs that help it to fulfill its mission.

Each year, Community Ventures files a Form 990 or Form 990-EZ with the IRS. This is the form used to report the activities of an organization exempt from tax under Section 501(c)(3) of the Internal Revenue Code.

Community Ventures does not own any significant assets other than cash which is mostly committed to use by the programs that Community Ventures fiscally sponsors. Community Ventures has no outstanding debt. The current offering represents the first time that Community Ventures will be borrowing funds from investors.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://c-ventures.org/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Revenue Share

Appendix C: Financial Statements & Tax Returns

- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Jenny Kassan
- Mark Mcleod
- William Stern

by Wefunder Portal LLC

INVEST IN FORCE FOR GOOD ACCELERATOR - FUND

The first accelerator / fund for "Best for the World" B Corps


B the Change

0
investors

$0
raised of $100K-$1M goal

Revenue Share

95% of fund proceeds | **8** years

Force For Good will return 95% of fund proceeds to investors (pro-rata) for 8 years.

$100 min INVEST

FOLLOW FOR UPDATES SHARE TWEET

COMPANY PROFILE ASK QUESTION

> *The Force for Good Accelerator / Fund is specifically designed to nurture, grow, and launch women- and people of color-owned, high-impact, "Best for the World" B Corporations (i.e., companies that score in the top 10% of B Corps worldwide).*
>
> *This project combines non-extractive capital, Title III equity crowdfunding, diversity and inclusion, climate change solutions, and the global B Corp movement to address some of society's most challenging social and environmental problems.*



Ryan Honeyman
, FORCE FOR GOOD ACCELERATOR - FUND

KEY FACTS

- 9 world-class advisory board members, including Rose Marcario, CEO of Patagonia; Kat Taylor, CEO of Beneficial State Bank; and Gigi Lee Chang, Founder of Plum Organics
- $20k in charitable startup funding raised from B Corps like King Arthur Flour, The Honest Company, and Guayaki
- 20+ B Corp CEOs already committed to supporting the project, including Adam Lowry (Ripple Foods and Method), Pete Alberse (Seventh Generation Ventures) and Joel Solomon (Renewal Funds)
- 100s of B Corp executives, managers, and employees that have expressed interest in mentoring accelerated companies to make this project a success

OUR AMBITION

Our ambition is to (1) become the first crowdfunded investment fund for "Best for the World" B Corporations, (2) increase the number of women- and people of color-owned B Corps, (3), increase the number of B Corps that address climate change through their business model, (4) help more companies measure, compare, and improve their social and environmental performance, and (5) prove that this model works so it can be scaled and/or replicated anywhere in the world.

DOCUMENTS

ForceforGoodAcceleratorFundSummary.pdf

c-ventures.org

from Fremont CA

B CORP | B THE CHANGE | B CORPORATION | FORCE FOR GOOD | IMPACT

THE BUZZ ABOUT FORCE FOR GOOD ACCELERATOR - FUND

You ought to take a look at these B Corporations... we've got to get back to a society that doesn't give one class of stakeholders an inordinate advantage over others.

Bill Clinton
Former President of the United States

I hope that five years from now, ten years from now, we'll look back and say B Corporations were the start of the revolution. The existing paradigm isn't working anymore--this is the future.

Yvon Chouinard
Founder of Patagonia

I think B Corporations will make more profits than other types of companies.

Robert Shiller
Winner of the 2013 Nobel Prize in Economics and Professor at Yale University

B Corporations are a way to transcend the contradictions between the ineffective parts of the social sector and myopic capitalism.

David Brooks
Op-Ed columnist for The New York Times

B Corporations recast the goals of the traditional business enterprise. They are becoming more prevalent as a new breed of businessperson seeks purpose with the fervor that traditional economic theory says entrepreneurs seek profit.

Daniel Pink
NYT Bestselling Author of "Drive" and "To Sell Is Human"

THE NEW YORKER

Companies with Benefits - The New Yorker
September 7, 2016

In recent years, Warby Parker has become the eyeglass-maker of choice for hipsters. In a recent GQ taxonomy of the different varieties of nerd, all but one of the nerds were wearing a pair of Warby Parkers.

Has the B Corp Movement Made a Difference? (SSIR)

September 7, 2016

The B Corporation movement has come a long way since the founding of B Lab (the nonprofit behind the B Corps) in 2007. Well-known companies such as Ben & Jerry's, Dansko, Etsy, Method, New Belgium Brewery, Patagonia, Plum Organics, and Seventh

Harvard Business Review: Why Companies Are Becoming B Corporations

June 17, 2016

The explosive growth of B Corporations seems also to be driven by broader trends and changes in the corporate landscape.

Interest in Social Mission Gains Ground Among Small Companies

April 24, 2015

Certified B Corps have to meet rigorous standards of social and environmental performance, accountability, and transparency.

The Best B Corps Might Just Be The Best Companies For The World

April 21, 2015

For most of the business world, the bottom line still reigns. But over the past several years, an alternative movement of companies dedicated to improving their social and environmental performance at the same time they focus on profit has emerged.

We're Dedicated to Helping Businesses Do Good

B Corps are a growing community of more than 1,850 companies—including Patagonia, Ben & Jerry's, Etsy, Seventh Generation, and Eileen Fisher—that aspire to use the power of business to solve social and environmental problems. The Force for Good Accelerator is designed to help nurture, support, and grow women and people of color-owned, high-impact B Corporations.











Our Existing Funders

The Honest Co.

Eagle

King Arthur Flour

Small Giants

Guayakí Organic Yerba Mate

The Ian Martin Group

Social(K) Retirement Plans

new resource bank planet-smart banking

The Redwoods Group

Give Something Back Office Supplies

MEET THE FOUNDERS



Ryan Honeyman



Jenny Kassan



Kevin Bayuk





Erin Axelrod | **Shawn Berry**

AND THE REST OF THE TEAM



Rose Marcario
CEO at Patagonia
Advisor



Alison May
Former CEO, Patagonia; Director, King Arthur Flour
Advisor



Gigi Lee Chang
Founder of Plum Organics
Advisor



Kat Taylor
Co-CEO at Beneficial State Bank
Advisor



Bryan Welch
CEO at B The Change Media
Advisor



Esther Park
CEO at Cienega Capital
Advisor



Konda Mason
CEO at Impact Hub Oakland
Advisor



Justina Lai
Director at Impact Investing at Wetherby
Advisor



Jeff Rosen
CFO at Solidago Foundation
Advisor

DETAILS

What's new about what you're making? How is it different?

– COLLAPSE ALL

B Corps are a growing community of more than 1,850 companies--including Patagonia, Ben & Jerry's, Etsy, Seventh Generation, and Eileen Fisher--that aspire to use the power of business to solve social and environmental problems.

The Force for Good Accelerator is designed to help nurture, support, and grow women and people of color-owned, high-impact, "Best for the World" B Corporations (i.e., companies that score in the top 10% of B Corps worldwide).

This fund is needed because it is incredibly difficult for early-stage, socially and environmentally responsible businesses run by women and people of color to access non-extractive capital.

The support services are also needed because the decisions that entrepreneurs make very early in the life of the company (e.g., where to seek financing, who to choose as their suppliers, who to hire, how to split equity/ownership, etc.) can severely restrict the company's ability to maximize its positive impact over the long term.

The Force for Good Accelerator / Fund is an innovative opportunity to support these early-stage entrepreneurs with the guidance, access to capital, and connections they need in order to be successful.

What are the objectives of this project?

The objectives of this pilot project include, but are not limited to:

- Becoming the world's first accelerator / fund that is specifically designed to nurture, grow, and launch "Best for the World" B Corporations (i.e., companies that score ~130 points or above on the B Impact Assessment and have earned B Corp Certification)
- Increasing the number of women- and people of color-owned/managed B Corps
- Increasing the number of B Corps who are seeking to address climate change through their business model
- Helping start-up and early stage companies earn Pending B Corp status by:
- Incorporating stakeholder interests into their foundational legal documents (e.g., incorporate as a benefit corporation) to give them the freedom to pursue more than just profits
- Guiding them through the B Impact Assessment to help them implement best practices from the start, with a goal of achieving B Corp certification as soon as they are eligible
- Connecting prospective B Corps to a thriving network of over 1,850 B Corp mentors, potential suppliers, and referral partners

What are the benefits to investees / accelerated companies?

The benefits to investees include:

- All the benefits of becoming a Pending B Corp and eventually Certified B Corporation, including increased trust, brand value, retention, discounts, and more.

- Seed capital that will allow leadership to work "on" the business (rather than "in" the business) for at least one year

-Access to a thriving B Corp community, including membership in the regional B2B Networking groups in regions where they exist

- Introductions to other B Corps who could become mentors, suppliers, distributors, and/or partners

- A well structured container for developing key business systems that will enable growth

- A curated peer group of like-minded social entrepreneurs

Why is this an "accelerator"? Won't companies need long-term support to have a chance to be "Best for the World"?

The word "accelerator" usually refers to a short-term (e.g., ~3 month) program where entrepreneurs all share the same physical location. The Force for Good Accelerator, in contrast, is a non-place based, longer term (at least one year) program of funding and service support. We feel that the longer term model of support is important because it allows the entrepreneur to continue to run his or her business while providing maximum educational value over an extended amount of time. Being non-place based will also be less expensive to run.

Q: Who is providing oversight? Is there an advisory board?

Yes. Current advisory board members include:

- Rose Marcario, President and CEO of Patagonia
- Alison May, Former CEO of Patagonia & Director, King Arthur Flour
- Kat Taylor, CEO of Beneficial State Bank
- Konda Mason, CEO of Impact Hub Oakland
- Esther Park, CEO of Cienega Capital
- Gigi Lee Chang, Founder of Plum Organics
- Justina Lai, Director of Impact Investing at Wetherby Asset Management
- Bryan Welch, CEO at B The Change Media
- Jeff Rosen, CFO at the Solidago Foundation

Will you give preference to certain industries / business models / diverse teams?

Yes.

- At a minimum, at least 51% of all companies accelerated must be owned/managed by women.

- Similarly, at least 51% of all companies accelerated must be owned/managed by people of color.

- These are both minimum requirements, not the maximum.

Preference will be given to companies that meet the following characteristics:

- Companies whose business model is specifically designed to mitigate and reduce the effects of climate change (e.g., regenerative agriculture, carbon sequestration, alternative energy, eco-literacy, etc.)

- Companies that can become models for the development of local living economies supporting regional local self reliance. Models, in this context, means companies that provide needed goods and/or services whose practices and methods could be regionally replicated and adapted.

- Companies that prioritize worker ownership or worker inclusion in decision making.

What types of prospective investees have you found so far?

We have a good list of companies from our work with over 100+ high-impact social entrepreneurs over the last six years. We have already identified over a dozen companies that would, preliminarily (pre-diligence), be a good fit for the accelerator.

Additionally, we anticipate that creating the world's first Force for Good Accelerator will generate an incredible amount of interest and prospective applicants for this program (particularly from referrals from existing B Corps).

If anything, we anticipate that the large amount of interest in this project will allow us to hold a very high ethical bar for acceptance into the accelerator. This is a good problem to have.

How will companies be screened for acceptance?

Prospective participants will be evaluated based on:

- Recommendations from the Force for Good Accelerator / Fund advisory board
- Recommendations from B Lab and the B Corp community
- Commitment to earning Pending B Corp status on path to full certification
- Their preliminary score on the B Impact Assessment (or prospective score if a start-up)
- Their potential benefit to B Corp community (e.g., a key supplier for other existing B Corps)
- An analysis of their financial projections and historical performance
- Values alignment of the team
- Scalability and/or replicability
- Potential value for the B Corp brand
- Willingness to invest in support services

What will the content of the accelerator look like?

- Funding to recipients in amounts up to $100,000
- 12 months of service support provided by LIFT Economy and LIFT Economy Law
- Monthly service support includes the following (customized to the needs of each company):
- Impact vision support / business model optimization
- Support in preparing for a higher B Impact Assessment score
- Recruiting, hiring, orientation, onboarding and retention support

- Core value proposition refinement and marketing strategy
- Thought leadership development and support with associated marketing tactics
- Operational systems development
- Sales and business development strategy and tactics
- Customer service support strategy and project development
- Participants will also have access to dozens of seasoned B Corp executives who will play a mentorship role. Participants will also be part of a cohort of companies facing similar challenges to share tips, ideas, and best practices

Will $50k-100k in investment capital be enough to move the needle for these companies? ^

Yes. In our conversations with founders of several of the aforementioned companies, $50k-$100k would help move them to the next important business milestone. For example, it might be hiring a critical staff member, buying a key piece of equipment, or developing a new product. The amount of money is small yet significant.

What is your proposed timeline? ^

In 2016 we are raising capital, identifying prospective investees, and performing due diligence. The Force for Good Accelerator would formally launch in early 2017.

ASK A QUESTION

Type your question here...

ASK QUESTION

RISKS SPECIFIC TO FORCE FOR GOOD ACCELERATOR - FUND

1. The Notes are not secured by any collateral, nor are the Notes guaranteed or insured by the FDIC or any other entity. Our ability to pay interest or repay
principal depends solely on the success of the investees of the Force for Good Fund and their ability to meet their obligations to us.

There is no secondary market for the Notes, nor is a public market expected to develop. Therefore you may be required to retain the Note even under circumstances where it is economically undesirable to do so. You should invest in the Notes only if you have independent means for providing for your current and future needs and contingencies.

The Notes have not been submitted to any rating agency to obtain an opinion or rating of the risk of timely collection of principal and interest.

All decisions with respect to the management of the Force for Good Fund will be made exclusively by Community Ventures. Investors have no right to take part in the management of the fund or to vote on any matters affecting the fund, including the election of directors. Accordingly, you should not invest in the Notes unless you are willing to entrust all aspects of the management of the fund to Community Ventures.

All of the interest you earn on the Notes will be taxable income to you. No representation or warranty of any kind is made by Community Ventures or the officers, directors, or counsel to Community Ventures, or any other professional advisors thereto with respect to any tax consequences of any investment in the Notes. EACH PROSPECTIVE INVESTOR SHOULD SEEK THE INVESTOR'S OWN TAX ADVICE CONCERNING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES.

Any continued future success that the Force for Good Fund might enjoy will depend upon many factors, including factors beyond our control and/or which cannot be predicted at this time. These factors may include but are not limited to changes in general economic conditions; increases in operating costs; and Community Ventures' ability to obtain grants and donations to cover its operating costs. These conditions may have a material adverse effect upon our ability to meet our obligations under the Notes.

Much of the fund's success depends on the skills, experience, and performance of its key persons. We currently do not have a firm plan fully detailing how to replace
any of these persons in the case of death or disability. Our success also depends on our ability to recruit, train, and retain qualified personnel. The loss of the services of any of the key members of senior management, other key personnel, or the inability to recruit, train, and retain senior management or key personnel may have a material adverse effect on our ability to meet our obligations under the Notes.

No assurance can be given that an investor will realize a substantial return on investment, or any return at all, or that an investor will not lose a substantial portion or all of the investment.

We will have significant flexibility in applying the proceeds of this offering. Our failure to apply such funds effectively could have a material adverse effect on our ability to meet our obligations under the Notes.

Our ability to continue to operate depends on our maintenance of tax-exempt status under Section 501(c)(3) of the Internal Revenue Code. Loss of this status would have a significant negative impact on our operations. It is possible that the IRS could determine that our activities no longer meet the requirements for continued tax-exempt status. This would have a material adverse effect on our ability to meet our obligations under the Notes.

Neither the Securities and Exchange Commission nor any state securities regulatory body has reviewed this offering.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Force for Good Accelerator - Fund is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min **INVEST**

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Jenny Kassan

Attorney and Advisor for Mission-Driven Entrepreneurs

San Francisco Bay Area | Law Practice

Current	U.S. Securities and Exchange Commission, LIFT Economy, Jenny Kassan Consulting
Previous	Cutting Edge Capital, Katovich & Kassan Law Group, Sustainable Business Alliance
Education	University of California, Berkeley

Connect | Send Jenny InMail

500+ connections

https://www.linkedin.com/in/jennykassan | Contact Info

Posts

Published by Jenny

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The fastest path to cash for your business
July 30, 2016


AVOID
THE
BOOTSTRAP
TRAP!

Free Online Training for Entrepreneurs
July 24, 2016


Stand
Out!

Five elements of a great investor presentation
July 6, 2016

Background

Experience

Member, Advisory Committee on Small and Emerging Companies
U.S. Securities and Exchange Commission
February 2016 – Present (8 months) | Washington D.C. Metro Area

Attorney
LIFT Economy
December 2015 – Present (10 months)

Owner
Jenny Kassan Consulting
May 2015 – Present (1 year 5 months) | San Francisco Bay Area

I help mission driven entrepreneurs design strategies for financing and growth and develop the confidence, skills, and knowledge they need to grow their businesses on their own terms

Co-Founder
Sustainable Economies Law Center
January 2010 – Present (6 years 9 months)

President
Community Ventures
July 2009 – Present (7 years 3 months)

Community Ventures is a nonprofit organization that conducts programs throughout the United States to promote community based development and economic relocalization.

Chief Executive Officer
Cutting Edge Capital
March 2010 – May 2015 (5 years 3 months)

Cutting Edge Capital provides small and mid-sized businesses with the information, tools, and expertise they need to raise capital in a way that fits with their unique business model and long-term goals.

3 recommendations, including:



Zac Swartout
Organization Development Consultant at...

Jenny is the leading thinker in the crowdfunding space for local, small businesses. Working with her was one of the great... View↓



Amy Cortese
Journalist/Author/Thought Leader

Jenny is, hands down, one of the most knowledgeable sources in the field today when it comes to creative capital raising for... View↓

1 more recommendation↓

Shareholder

Katovich & Kassan Law Group

March 2006 – May 2015 (9 years 3 months)

5 recommendations, including:



Carolina Miranda
Sustainability Coach and Consultant

I hired Jenny to set up the LLC for my company, Cultivating Capital. Because I created my company with the intention to... View↓



Michael Van Patten
Founder at mi4 markets

I have worked with Jenny for close to 3 years now as her law firm, Katovich Law Group, is our legal counsel and trusted... View↓

3 more recommendations↓

President

Sustainable Business Alliance

2008 – January 2012 (4 years)

1 recommendation



Mark McLeod
Volunteer at 350PDX

Jennifer is an attorney who specializes in non-profits. Her exposure to many such organizations over the past ten years give her a deep understanding of the strategic options available to non-profits. She has been a loyal, generous and creative... View↓

Board member

Oakland Merchants Leadership Forum

2000 – 2007 (7 years)

Program Manager, Staff Attorney

The Unity Council

September 1995 – March 2006 (10 years 7 months)

Languages

Spanish

Skills

Top Skills

- 99+ Entrepreneurship
- 99+ Strategy
- 99 Nonprofits
- 83 Social Entrepreneurship
- 58 Public Speaking
- 54 Private Equity
- 54 Sustainable Business
- 52 Sustainability
- 44 Strategic Planning
- 42 Start-ups

Jenny also knows about...

39 Fundraising | 33 Small Business | 30 Management | 30 Leadership | 28 Economics | 22 Non-profits | 21 Economic Development | 20 Program Management | 20 Strategic Partnerships | 17 Community Outreach | 16 Social Enterprise | 16 Venture Capital | 15 Corporate Social... | 15 Finance | 13 Investments | See 25+ >

Education

University of California, Berkeley
MCP, City Planning
1995 – 1998

Yale Law School
JD, Law
1992 – 1995

University of California, Berkeley
BA, Psychology
1986 – 1991

Volunteer Experience & Causes

Causes Jenny cares about:

- Economic Empowerment

Publications

Avoid the Bootstrap Trap

Webinar on How to Get the Cash You Need to Grow Your Business WITHOUT Maxing Out Your Credit Card or Draining Your Personal Savings Account

Recommendations

Received (9) Given (13)

Chief Executive Officer

Cutting Edge Capital



Zac Swartout

Organization Development Consultant at Fraser Health

Jenny is the leading thinker in the crowdfunding space for local, small businesses. Working with her was one of the great joys of my career in finance. In her I found a mentor, friend, and confidant. Her mind for the law and unending energy for her work and staff are unparalleled as a model for a leader in the impact investing sector. In short, Jenny is the only game in... **more**

February 3, 2015, Zac reported to Jenny at Cutting Edge Capital



Amy Cortese

Journalist/Author/Thought Leader

Jenny is, hands down, one of the most knowledgeable sources in the field today when it comes to creative capital raising for social enterprises and small businesses. Through her work at Cutting Edge Capital, Katovich Law and the Sustainable Economies Law Center, she is a pivotal player in the budding local and social investing movement.

March 15, 2011, Amy was with another company when working with Jenny at Cutting Edge Capital



Darlene Crane

President at TheCraneWorks

Cutting Edge Capital will be a success with Jennifer Kassan as CEO. She has turned her passion for helping socially responsible businesses into this badly needed service to bring more alternatives for financing the growth of these companies. As a client, Jennifer has acted on recommendations promptly and thoroughly to develop her idea and make it a reality. I encourage... **more**

April 4, 2010, Darlene was a consultant or contractor to Jenny at Cutting Edge Capital

Shareholder

Katovich & Kassan Law Group



Carolina Miranda

Sustainability Coach and Consultant

I hired Jenny to set up the LLC for my company, Cultivating Capital. Because I created my company with the intention to eventually have it certified as a B Corporation, it was important to me to hire someone with experience and knowledge about social enterprises. Jenny's commitment to social enterprises and her expertise in that area made her a natural choice. She handled... **more**

June 22, 2011, Carolina was Jenny's client



Michael Van Patten

Founder at mi4 markets

I have worked with Jenny for close to 3 years now as her law firm, Katovich Law Group, is our legal counsel and trusted advisor. I have also sat on panels at conferences with Jenny and other members of her law firm.

Jenny brings in depth knowledge of the multiple and confusing aspects of financing private placements and DPO's. I consider Jenny a close trusted advisor... **more**

March 15, 2011, Michael worked directly with Jenny at Katovich & Kassan Law Group

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Groups

ROI (Rethinking Opp...
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Strongly Sustainable...
690 members
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GreenBiz.com -- Sust...
46,234 members
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Business Alliance for...
1,435 members
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Pathways to Stakeho...
7 members
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Small Business Netw...
130,523 members
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Katovich & Kassan L...
27 members
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Mark McLeod

Volunteer at 350PDX

San Francisco Bay Area | Professional Training & Coaching

Current: Sierra Club Portland, 350PDX, Community Ventures

Previous: US Senate Campaign of US Senator Jeff Merkley (OR), Leadership East Bay, Oakland Grown

Education: University of California, Berkeley

Send Mark InMail

500+ connections

https://www.linkedin.com/in/mark-mcleod-8536586

Contact Info

Background

Summary

Experience:
1. Small business management
2. Local politics and government
3. Urban economic development
4. Business Improvement Districts (BID)
5. Sustainable businesses and communities
6. Local living economies
7. Leadership development
8. Response to challenges of Climate Change
9. Building networks of businesses & associations focused on Triple Bottom Line best practices

Goals:
1. Contribute to the creation of healthy and sustainable communities
2. Respond to accelerating challenges of Climate Change
3. Develop and nurture a flow of new and insightful leaders into the public space.
4. Contribute to overturning "Citizens United" 2012 decision of US Supreme Court
5. Contribute to effort to stop construction of Keystone SL Pipeline
6. Contribute to effort to transition State of Oregon from fossil fuel to clean energy

Specialties:
1. Business Improvement Districts (BID)
2. Sustainable economic development
3. Liaison between private and public institutions
4. Leadership development programs
5. Local living economies
6. Implementation of Climate Action Plans

Experience

Volunteer on "From Coal 2 Clean Energy Campaign"

Sierra Club Portland

July 2014 – Present (2 years 3 months) | Portland, OR

Volunteer Member of Steering Committee

Volunteer

350PDX

2014 – Present (2 years) | Portland, OR

350PDX is the Portland chapter of Bill McKibben's international organization, 350.org. At 350PDX, I work on the Fossil Fuel Divestment Team, on the Coordinating Committee, on the Development Committee, and as Co-Facilitator of the 350PDX SE Team. We are presently (Feb., 2017), working hard to move the Healthy Climate Bill through the Oregon State Legislature.

▸ 2 organizations

Board Member
Community Ventures
2009 – Present (7 years)

Community Ventures specializes in consulting with Triple Bottom Line non-profits on how to grow their impact, their size, and their revenue streams.

▾ 1 recommendation



Jenny Kassan
Attorney and Advisor for Mission-Driven Entrepreneurs

Mark is a wonderful person to work with. He is able to bring out the best in people and motivate them to put forth a lot of effort. He gets along well with everyone and he is very easy going. View↓

Member, Board of Partners
American Sustainable Business Council (ASBC)
January 2008 – Present (8 years 9 months) | Washington, DC

ASBC is the voice of progressive business in the US. It identifies legislation and public policy making that is relevant to building a good business climate within which progressive businesses can operate, and then attempts to mold that public policy.

Regional Leader
Business Alliance for Local Living Economies (BALLE)
January 2007 – Present (9 years 9 months) | Berkeley/Oakland, CA

BALLE is a national network of local business networks committed to building vibrant local living economies.

Volunteer
US Senate Campaign of US Senator Jeff Merkley (OR)
July 2014 – November 2014 (5 months) | Portland, OR

Director
Leadership East Bay
June 2012 – June 2014 (2 years 1 month) | Berkeley/Emeryville, CA

Each summer, Leadership East Bay (LEB) identifies 15 emerging leaders in Berkeley & Emeryville. Starting in September, LEB puts these 15 emerging leaders into one day-long conversation per month, for eight months, focused on some aspect of the public space in these two communities. One month is focused on education, another months is focused on economic development, a third is focused on law & social justice, a fourth is focused on science & technology, etc. By the end of May the emerging leaders have developed a depth and breadth of knowledge about their communities. They have also gained powerful professional networks which will allow them to accelerate their growth as leaders as they move toward becoming senior community leaders themselves. It is a great program -- both for the individual participants, and for the community as a whole!

▸ 2 organizations

Steering Committee Member
Oakland Grown
January 2010 – May 2014 (4 years 5 months) | Oakland, CA

OG is a Think Local First organization and a Business Alliance for Local Living Economies (BALLE) network.

Member of the CAG
Citizen Advisory Group (CAG) to Lawrence Berkeley National Laboratory (LBNL)
January 2010 – May 2014 (4 years 5 months) | Berkeley, CA

The CAG facilitates communication between the Community and the LBNL, and vice versa.

Board Member
Sustainable Business Alliance
January 2008 – May 2014 (6 years 5 months) | Berkeley, Oakland, CA

Sustainable Business Alliance (SBA) is an alliance of East Bay businesses committed to building vibrant local living economies.

Member, Executive Committee
Buy Local Berkeley
January 2008 – 2013 (5 years)

BLB is a rapidly growing chapter of Business Alliance for Local Living Economies (BALLE).

▾ 1 recommendation



Jennifer Cogley
Innovation Coordinator at City of Berkeley

Mark is a thoughtful, quiet, persistent, committed voice for change. In a community with an abundance of strong voices and opinions, Mark's deliberative, calm analysis of a situation can make all the difference on a project. His extensive network... View ↓

Chair
Committee on Government Affairs, Berkeley Chamber of Commerce
2008 – 2010 (2 years)

I host a monthly Government Affairs Speakers Series for the Berkeley Chamber. I also serve as a liaison between the Chamber and the Berkeley city government with regard to public policy which affects the working lives of Chamber members.

▾ 1 recommendation



Steven Donaldson
Founder/Principal, RadiantBrands - brand strategy, research, creative that shape brand experi...

Mark is a thoughtful and insightful person. I worked with him on a variety of projects in various Berkeley business groups and he has shown a clear headed approach to understanding different points of view and getting things done. It's a pleasure to... View ↓

President of the Board
Downtown Berkeley Association (DBA)
January 2006 – September 2009 (3 years 9 months)

DBA is the administrator of the Downtown Berkeley Business Improvement District. I work closely with both the DBA Board, serve on the BID Board, and work closely with DBA Executive Director, Deborah Badhia.

▾ 1 recommendation

Betty Inclan
President at Berkeley City College

Mark moved the organization forward during a period of change and uncertainty. His leadership was indeed instrumental for downtown businesses and nonprofits. View ↓

Co-owner, Manager
Downtown Restaurant
April 2001 – April 2004 (3 years 1 month)

Downtown is a large restaurant in Berkeley, CA, which has a particularly large clientele from the theatres and from the University of California.

▾ 1 recommendation

Jason Domina
Commissioned Bank Examiner at Federal Reserve Bank of Boston

I have had the pleasure of working with Mark in his own business which he ran as if it belonged to all employees. His leadership and demeanor were always something to admire and is something that I to this day continue to emulate and espouse. His... View ↓

Co-owner/Manager
Enrico's Restaurant
1991 – 2004 (13 years)

Enrico's is a famous North Beach restaurant, jazz club, and bar in the North Beach neighborhood of San Francisco. It was founded and operated by impressario Enrico Banducci from 1958 to 1988. We re-opened it in 1992, and ran it until we sold it in 2006.

Manager
Bay Wolf Restaurant, Oakland
1980 – 2000 (20 years)

Ran the front of the house, 1979 - 1999

Adjunct Faculty Member
College of Professional Studies, University of San Francisco
1974 – 2000 (26 years)

I taught Public Administration in a program which allowed mid-career working adults to gain a BA in Public Administration at USF.

Organizations

Rootstrikers
Member
Starting June 2012

ek4t
member
Starting June 2013

ek4t.com

US Senate Campaign for Senator Jeff Merkley (OR)
Volunteer
July 2014 – November 2014

Sierra Club Portland
Volunteer
Starting July 2014

I am working on Sierra Club Portland's "Beyond Coal 2 Clean Energy Campaign."

350PDX
Member, Coordinating Committee
Starting December 2014

Alliance for Democracy
Member
Starting October 2014

Additional Organizations
MoveOn.org Ella Baker Center, Oakland, CA Berkeley Chamber of Commerce Leadership East Bay

Skills

Top Skills

- 99+ Nonprofits
- 92 Economic Development
- 88 Sustainability
- 81 Public Policy
- 65 Non-profits
- 54 Leadership
- 50 Public Speaking
- 48 Community Outreach
- 36 Community Organizing
- 34 Analysis



Mark also knows about...

- 31 Fundraising
- 26 Sustainable Business
- 25 Leadership Development
- 24 Politics
- 23 Policy
- 20 Management
- 18 Government
- 17 Entrepreneurship
- 12 Social Entrepreneurship
- 11 Public Relations
- 11 Political Campaigns
- 10 Program Development
- 10 Community Development
- 9 Grants
- 9 Event Planning

See 12+ >

Volunteer Experience & Causes

Executive Director
Sustainable Business Alliance
Economic Empowerment

SBA is an alliance of Berkeley/Oakland, CA, businesses committed to building a vibrant local living economy in the East Bay.

Volunteer
US Senate Campaign for US Senator Jeff Merkley (OR)
July 2014 – November 2014 (5 months) | Politics

Volunteer in SCP's "Beyond Coal 2 Clean Energy Campaign"
Sierra Club Portland
July 2014 – Present (2 years 3 months) | Environment

Opportunities Mark is looking for:

- Joining a nonprofit board
- Skills-based volunteering (pro bono consulting)

Causes Mark cares about:

- Economic Empowerment
- Education
- Environment
- Politics

Organizations Mark supports:

- Sustainable Business Alliance
- Oakland Grown
- Buy Local Berkeley
- Business Alliance For Local Living Economies (BALLE)
- American Sustainable Business Council (ASBC)
- 350.org
- Leadership East Bay
- Sierra Club Portland
- Alliance for Democracy
- Berkeley Climate Action Network

Education

University of California, Berkeley

Ph.D. Candidate, Politics

1967 – 1972

University of Wisconsin-Madison

MA, Political Science

1966 – 1967

Stanford University

BA, Political Science

1963 – 1966

Additional Info

- **Interests**

great friends, great politics, great art, complementary currencies, local & independently owned businesses, political campaign finance reform, early childhood education, systems thinking, sustainable & resilient communities

- **Advice for Contacting Mark**

SustainableMcLeod@gmail.com

Honors & Awards

Additional Honors & Awards

Graduate, Leadership East Bay, 2008-09
Distinguished Service Award, Berkeley Chamber of Commerce, 2013

Recommendations

Received (5) Given (30)

Board Member
Community Ventures



Jenny Kassan
Attorney and Advisor for Mission-Driven Entrepreneurs

"Mark is a wonderful person to work with. He is able to bring out the best in people and motivate them to put forth a lot of effort. He gets along well with everyone and he is very easy going.

August 3, 2009, Jenny worked directly with Mark at Community Ventures

Member, Executive Committee
Buy Local Berkeley



Jennifer Cogley
Innovation Coordinator at City of Berkeley

"Mark is a thoughtful, quiet, persistent, committed voice for change. In a community with an abundance of strong voices and opinions, Mark's deliberative, calm analysis of a situation can make all the difference on a project. His extensive network of community and business connections means that he understands how the various institutions can best work together to reach... **more**

September 2, 2009, Jennifer was with another company when working with Mark at Buy Local Berkeley

Chair
Committee on Government Affairs, Berkeley Chamber of Commerce



Steven Donaldson
Founder/Principal, RadiantBrands - brand strategy, research, creative that shape brand experience

"Mark is a thoughtful and insightful person. I worked with him on a variety of projects in various Berkeley business groups and he has shown a clear headed approach to understanding different points of view and getting things done. It's a pleasure to know him and I look forward to working with him in the future.

July 22, 2009, Steven was with another company when working with Mark at Committee on Government Affairs, Berkeley Chamber of Commerce

President of the Board
Downtown Berkeley Association (DBA)

Betty Inclan
President at Berkeley City College

"Mark moved the organization forward during a period of change and uncertainty. His leadership was indeed instrumental for downtown businesses and nonprofits.

December 22, 2009, Betty was with another company when working with Mark at Downtown Berkeley Association (DBA)

Co-owner, Manager
Downtown Restaurant

Jason Domina
Commissioned Bank Examiner at Federal Reserve Bank of Boston

"I have had the pleasure of working with Mark in his own business which he ran as if it belonged to all employees. His leadership and demeanor were always something to admire and is something that I to this day continue to emulate and espouse. His strength of character is well known amongst friends and colleagues alike. He places great importance on the needs of others... **more**

February 20, 2010, Jason reported to Mark at Downtown Restaurant

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